UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2009

Virgin Mobile USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33735	20-8826316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)

(908) 607-4000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 25, 2009, Virgin Mobile USA, L.P., the operating company of Virgin Mobile USA, Inc. (the “Company”), entered into a Letter Agreement (the “Letter Agreement”) with Sprint Spectrum, L.P. which amended the Amended and Restated PCS Services Agreement between the Company and Sprint Spectrum, L.P., dated October 16, 2007, as amended (the “PCS Services Agreement”). Pursuant to the Letter Agreement, Sprint will apply a discount to the total charges under the PCS Services Agreement for voice and data services for each monthly billing cycle from August 1, 2009 through December 31, 2009. As previously disclosed in the Company’s Current Report on Form 8-K dated July 27, 2009, the Company is party to a definitive transaction agreement with Sprint Nextel Corporation, an affiliate of Sprint Spectrum, L.P., in connection with the proposed acquisition of the Company by Sprint Nextel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virgin Mobile USA, Inc.

Date: September 29, 2009

/s/ Peter Lurie
	Name:	Peter Lurie
	Title:	General Counsel